Exhibit 99.1

The Chefs’ Warehouse, Inc. Reports Second Quarter 2012 Financial Results

Net Sales Increased 15.7%

Ridgefield, CT, July 31, 2012 – The Chefs’ Warehouse, Inc. (NASDAQ: CHEF), a premier distributor of specialty food products in the United States, today reported financial results for its second quarter ended June 29, 2012.

Financial highlights for the second quarter of 2012:

•	Net sales increased 15.7% to $114.8 million

•	Gross profit increased 16.1% to $30.5 million

•	Earnings per diluted share available to common stockholders was $0.21

•	Modified pro forma earnings per diluted share available to common stockholders[1], or EPS, increased 15.0% to $0.23 per diluted share

•	Adjusted EBITDA[1] increased 18.6% to $9.6 million

“We are very pleased with our continued sales momentum and growth, despite continued uncertainty in overall economic conditions,” said Chris Pappas, chairman and chief executive officer of The Chefs’ Warehouse, Inc. “We continued to show industry leading top line growth that was driven by increased customer placements and new customers, as well as by the acquisitions of Provvista Specialty Foods in November 2011 and Praml International in April 2012. While the business environment has been mixed, we have been very active on the business development front and are very optimistic about our growth prospects in the latter half of 2012.”

Second Quarter Fiscal 2012 Results

Net sales for the quarter ended June 29, 2012 increased approximately 15.7% to $114.8 million from $99.3 million for the quarter ended June 24, 2011. Acquisitions contributed approximately 12.8% of the 15.7% total sales growth. Both our placements and number of customers continued to grow during the quarter compared to the prior year, however our cases per placement showed some softening particularly in June. As a result, organic growth was 2.9% which was negatively impacted by approximately 2.4% of deflation, primarily in the dairy and cheese categories. Excluding the impact of deflation, our core business grew internally by approximately 5.3% compared to the second quarter of 2011. Based on current trends and prior year pricing, we do expect deflation to moderate somewhat in the third and into the fourth quarters of 2012.

Gross profit increased approximately 16.1% to $30.5 million for the second quarter of 2012 from $26.3 million for the second quarter of 2011. Despite the impact of deflation on net sales, we were able to slightly improve our overall gross margins. Gross profit margin increased by 9 basis points to 26.5% for the second quarter of 2012 compared to the second quarter of 2011.

Total operating expenses increased by approximately 18.3% to $22.0 million for the second quarter of 2012 from $18.6 million for the second quarter of 2011. Warehouse, distribution and selling costs increased approximately $2.3 million to $15.9 million, which includes $184,000 of duplicate rent expense on our Bronx facility. Excluding the duplicate rent expense, warehouse, distribution and selling costs decreased 3 basis points to 13.7% of net sales compared to the prior year quarter. In addition, G&A costs increased approximately $1.1 million, primarily as a result of investment in information technology initiatives, stock compensation costs and expenses related to being a public company.

[1]	Please see the Reconciliation of Modified Pro Forma Net Income to Net Income and the Reconciliation of EBITDA and Adjusted EBITDA to Net Income at the end of this earnings release for a reconciliation of EBITDA, Adjusted EBITDA, modified pro forma net income available to common stockholders and modified pro forma EPS to these measures’ most directly comparable GAAP measures.

Operating income increased approximately 10.6% to $8.5 million for the second quarter of 2012 compared to $7.7 million for the second quarter of 2011.

Interest expense was $0.9 million for the second quarter of 2012 compared to $3.3 million for the prior year’s second quarter. The decrease was due to lower debt levels as a result of the Company’s IPO in July of 2011 and lower interest rates on the Company’s post-IPO credit facilities, offset in part by incremental borrowings to fund the Provvista and Praml acquisitions. In addition, the second quarter of 2012 included the write off of approximately $237,000 of deferred financing fees in conjunction with the refinancing of the company’s credit facilities.

Income tax expense was $3.2 million for the second quarter of 2012 compared to $1.7 million in the second quarter of 2011. Our effective tax rate was 41.5% in the second quarter of 2012.

Net income available to common stockholders was $4.5 million, or $0.21 per diluted share, for the second quarter of 2012 compared to $2.7 million, or $0.17 per diluted share, for the second quarter of 2011.

On a non-GAAP basis, modified pro forma net income available to common stockholders1 was $4.7 million and modified pro forma EPS was $0.23 for the second quarter of 2012 compared to modified pro forma net income available to common stockholders of $4.1 million and modified pro forma EPS of $0.20 for the second quarter of 2011.

2012 Guidance

The Chefs’ Warehouse, Inc. is updating its financial guidance for fiscal year 2012:

•	Revenue between $445.0 million and $455.0 million.

•	Net income per diluted share between $0.77 and $0.83.

•	Modified pro forma net income per diluted share between $0.80 and $0.86.

The above guidance takes into account our recent acquisition of Praml International, the write-off of deferred financing fees from the refinancing of our senior secured credit facilities; duplicate rent expense that we expect to incur in 2012 during the renovation and expansion of our Bronx, NY distribution facility; as well as the previously announced loss of drayage business from a low margin customer. We expect our estimated effective tax rate to be 41.7% and fully diluted share count to be approximately 20.9 million shares for fiscal 2012.

Conference Call

The Company will host a conference call to discuss second quarter 2012 financial results today at 5:00 p.m. ET. Hosting the call will be Chris Pappas, chairman and chief executive officer and John Austin, chief financial officer. The conference call can be accessed live over the phone by dialing (877) 705-6003 or for international callers (201) 493-6725. A replay will be available one hour after the call and can be accessed by dialing (877) 870-5176 or for international callers (858) 384-5517; the conference ID is 397550. The replay will be available until Tuesday, August 7, 2012. The call will also be webcast live from the Company’s investor relations website (http://investors.chefswarehouse.com).

Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding the Company’s business that are not historical facts are “forward-looking

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statements” that involve risks and uncertainties and are based on current expectations and management estimates; actual results may differ materially. The risks and uncertainties which could impact these statements include, but are not limited to, the Company’s sensitivity to general economic conditions, including the current economic environment, changes in disposable income levels and consumer discretionary spending on food-away-from-home purchases; the Company’s vulnerability to economic and other developments in the geographic markets in which it operates; the risks of supply chain interruptions due to lack of long-term contracts, severe weather or more prolonged climate change, work stoppages or otherwise; the risk of loss of customers due to the fact that the Company does not customarily have long-term contracts with its customers; changes in the availability or cost of the Company’s specialty food products; the ability to effectively price the Company’s specialty food products and reduce the Company’s expenses; the relatively low margins of the foodservice distribution industry and the Company’s sensitivity to inflationary and deflationary pressures; the Company’s ability to successfully identify, obtain financing for and complete acquisitions of other foodservice distributors and to integrate and realize expected synergies from those acquisitions; increased fuel costs and expectations regarding the use of fuel surcharges; the loss of key members of the Company’s management team and the Company’s ability to replace such personnel; and the strain on the Company’s infrastructure and resources caused by its growth. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. A more detailed description of these and other risk factors is contained in the Company’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission on March 29, 2012. The Company is not undertaking to update any information in the foregoing report until the effective date of its future reports required by applicable laws. Any projections of future results of operations are based on a number of assumptions, many of which are outside the Company’s control and should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. The Company may from time to time update these publicly announced projections, but it is not obligated to do so.

About The Chefs’ Warehouse

The Chefs’ Warehouse, Inc. (http://www.chefswarehouse.com) is a premier distributor of specialty food products in the United States focused on serving the specific needs of chefs who own and/or operate some of the nation’s leading menu-driven independent restaurants, fine dining establishments, country clubs, hotels, caterers, culinary schools and specialty food stores. The Chefs’ Warehouse, Inc. carries and distributes more than 16,700 products to more than 9,800 customer locations throughout the United States.

Contacts:

Investor Relations

John Austin, (718) 684-8415

Media Relations

Ted Lowen, (646) 277-1238

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THE CHEFS’ WAREHOUSE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

THIRTEEN AND TWENTY-SIX WEEKS ENDED JUNE 29, 2012 AND JUNE 24, 2011

(unaudited; in thousands except share amounts and per share data)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	June 29, 2012	June 24, 2011	June 29, 2012	June 24, 2011
Net Sales	$114,825	$99,255	$212,894	$182,438
Cost of Sales	84,354	73,000	156,374	134,148

Gross Profit	30,471	26,255	56,520	48,290

Operating Expenses	21,954	18,551	42,945	35,530

Operating Income	8,517	7,704	13,575	12,760

Gain on Interest Rate Swap	0	0	0	(81)
Interest Expense	895	3,343	1,444	6,793
Loss on Sale of Assets	0	0	0	3

Pretax Income	7,622	4,361	12,131	6,045

Provision for Taxes	3,163	1,708	5,039	2,372

Net Income	$4,459	$2,653	$7,092	$3,673

Net Income Per Share
Basic	$0.22	$0.17	$0.35	$0.24
Diluted	$0.21	$0.17	$0.34	$0.23

Shares Outstanding
Basic	20,541,234	15,489,100	20,526,293	15,472,461
Diluted	20,884,977	16,000,000	20,876,995	16,000,000

THE CHEFS’ WAREHOUSE, INC.

RECONCILIATION OF MODIFIED PRO FORMA NET INCOME TO NET INCOME

THIRTEEN AND TWENTY-SIX WEEKS ENDED JUNE 29, 2012 AND JUNE 24, 2011

(unaudited; in thousands except share amounts and per share data)

Adjustments to Reconcile Modified Pro Forma Net Income to Net Income (1)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	June 29, 2012	June 24, 2011	June 29, 2012	June 24, 2011
Net Income	$4,459	$2,653	$7,092	$3,673

Incremental Public Company Costs (2)	—	(300)	—	(650)
Stock Compensation Charges (3)	—	(115)	—	(230)
Interest Expense (4)	—	2,926	—	5,943
Write-off of Deferred Financing Fees (5)	237	—	237	—
Duplicate Rent (6)	184	—	184	—
Tax Effect Adjustments (7)	(175)	(1,042)	(175)	(2,101)

Total Adjustments	246	1,469	246	2,962

Modified Pro Forma Net Income	$4,705	$4,122	$7,338	$6,635

Diluted Earnings per Share - Modified Pro Forma	$0.23	$0.20	$0.35	$0.32

Diluted Shares Outstanding - Modified Pro Forma (8)	20,884,997	20,884,997	20,876,995	20,876,995

1.	We are presenting modified pro forma net income attributable to common stockholders and modified pro forma EPS, which are not measurements determined in accordance with U.S. generally accepted accounting principles, or GAAP, because we believe these measures provide additional metrics to evaluate our operations and which we believe, when considered with both our GAAP results and the reconciliation to net income attributable to common stockholders, provide a more complete understanding of our business than could be obtained absent this disclosure. We use modified pro forma net income attributable to common stockholders and modified pro forma EPS, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our core operating performance. The use of modified pro forma net income and modified pro forma EPS as performance measures permits a comparative assessment of our operating performance relative to our performance based upon our GAAP results while isolating the effects of our IPO and some items that vary from period to period without any correlation to core operating performance.
2.	Represents an estimate of recurring incremental legal, accounting, insurance and other compliance costs we expect to incur as a public company.
3.	Represents the compensation charge on vesting equity grants provided at the time of the Company’s initial public offering (IPO).
4.	Represents an adjustment to interest expense assuming post-IPO leverage levels under the senior secured credit facility that we entered into upon consummation of our IPO.
5.	Represents write-off of deferred financing fees upon refinancing our senior secured credit facilies in April 2012.
6.	Represents rent expense incurred on the renovation and expansion of our Bronx, NY distribution facility while we are unable to use the facility.
7.	Represents the tax impact of adjustments 2 through 6 above.
8.	Represents diluted shares outstanding of our common stock. For comparative purposes, diluted shares outstanding for the prior year is the same as diluted shares outstanding calculated for the current year.

THE CHEFS’ WAREHOUSE, INC.

RECONCILIATION OF EBITDA AND ADJUSTED EBITDA TO NET INCOME

THIRTEEN AND TWENTY-SIX WEEKS ENDED JUNE 29, 2012 AND JUNE 24, 2011

(unaudited; in thousands except share amounts and per share data)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	June 29, 2012	June 24, 2011	June 29, 2012	June 24, 2011
Net Income:	$4,459	$2,653	$7,092	$3,673
Interest expense	895	3,343	1,444	6,793
Depreciation & amortization	776	393	1,382	781
Provision for income tax expense	3,163	1,708	5,039	2,372

EBITDA (1)	9,293	8,097	14,957	13,619

Adjustments:
Gain on fluctuation of interest rate swap (2)	—	—	—	(81)
(Gain)/Loss on the marking to market of foreign exchange contracts (3)	—	67	—	(243)
Stock compensation (4)	102	—	360	—
Prior year’s customs duty refund (5)	—	(202)		(202)
Duplicate rent (6)	184	—	184	—
Workers compensation trust settlement (7)	—	116	—	116

Adjusted EBITDA (1)	$9,579	$8,078	$15,501	$13,209

1.	We are presenting EBITDA and Adjusted EBITDA, which are not measurements determined in accordance with the U.S. generally accepted accounting principles, or GAAP, because we believe these measures provide additional metrics to evaluate our operations and which we believe, when considered with both our GAAP results and the reconciliation to net income, provide a more complete understanding of our business than could be obtained absent this disclosure. We use EBITDA and Adjusted EBITDA, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our core operating performance. The use of EBITDA and Adjusted EBITDA as performance measures permits a comparative assessment of our operating performance relative to our performance based upon GAAP results while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies.
2.	Represents the gain we experienced on our interest rate swap in each period. When we entered into our interest rate swap in 2005, we did not elect to account for it under hedge accounting rules. As such, the mark to market movement of the swap is recorded through our statement of operations. This interest rate swap expired in January 2011.
3.	Represents the unrealized (gain)/loss we experienced on our Eurodollar collar we entered into in the first quarter of 2011 as a hedge against imported products denominated and paid for in Euros.
4.	Represents non-cash stock compensation expense associated with awards of restricted shares of our common stock to our key employees and our non-executive outside directors.
5.	Represents a refund received for the overpayment of import tariffs since 2007.
6.	Represents rent expense incurred on the renovation and expansion of our Bronx, NY distribution facility while we are unable to use the facility.
7.	Represents the settlement recorded with the New York Transportation Industry Workers Compensation Trust.

THE CHEFS’ WAREHOUSE, INC.

2012 FULLY DILUTED EPS GUIDANCE RECONCILIATION TO 2012 MODIFIED PRO FORMA

FULLY DILUTED EPS GUIDANCE(1)

	Low-End Guidance	High-End Guidance
Net income per diluted share	0.77	0.83

Duplicate facility rent (2)	0.02	0.02
Write-off of deferred financing fees (3)	0.01	0.01

Modified pro forma net income per diluted share	0.80	0.86

1.	Guidance is based upon an estimated effective tax rate of 41.7% and an estimated fully diluted share count of 20,884,997.
2.	Represents rent expense expected to be incurred in connection with the renovation and expansion of our Bronx facility while we are unable to utilize the facility during construction.
3.	Represents write-off of deferred financing fees from refinancing our senior secured credit facilities in April 2012.